Exhibit 99.1

SCULPTOR CAPITAL ANNOUNCES SIGNING OF $320 MILLION SENIOR SECURED CREDIT FACILITY AND $25 MILLION REVOLVING CREDIT FACILITY

NEW YORK, September 25, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the “Company,” or “Sculptor Capital”) announced today the signing of a credit agreement (the “Credit Agreement”) comprised of a $320 million senior secured term loan facility (the “Term Loan Facility”) and a $25 million senior secured revolving credit facility (the “Revolving Credit Facility”). At closing, the Company will reduce its overall leverage by $88.5 million, including by allowing the Company to capture $60 million of discounts by prepaying the Company’s existing subordinated credit facility and preferred units.

In connection with the Credit Agreement, the Company has agreed to issue to Delaware Life Insurance Company (“Delaware Life”), which is acting as administrative agent and lender, 10-year warrants or restricted stock enabling Delaware Life to purchase up to 7.5% of Sculptor Capital’s Class A common stock on a fully diluted basis at an exercise price per share of $11.93.

The Term Loan Facility and Revolving Credit Facility have a maturity of seven- and six-years, respectively, after the closing of the transaction.

Debt and Preferred Unit Paydown to Facilitate Deleveraging

At closing, the Company intends to use the proceeds of the Term Loan Facility, together with cash on hand, to repay in full its existing subordinated credit facility and redeem in full the preferred units in a significant deleveraging of the Company’s balance sheet. The Company also intends to use the proceeds of the Term Loan Facility to repay the remaining $8.5 million outstanding under its existing senior credit facility. The Company intends to use the proceeds from the Revolving Credit Facility for working capital and general corporate purposes.

The transaction (i) will allow the Company to continue to delever by permitting the voluntary prepayment, without premium or penalty, of a significant portion of the Term Loan Facility, (ii) extends the maturity of the liabilities on the Company’s balance sheet relative to the existing subordinated credit facility, (iii) decreases the required annual amortization and other cash sweep payment obligations as compared to the existing subordinated credit facility and preferred units; and (iv) creates additional financial flexibility for the Company as a result of the removal or reduction of many of the structural restrictions of the existing subordinated credit facility and preferred units.

Timing and Conditions to Closing of the Transaction

The initial funding of loans under the Credit Agreement is subject to the satisfaction of certain closing conditions as described in the Form 8-K filed by the Company today, which also includes additional information regarding the proposed transaction. The transaction is expected to close upon the satisfaction of such conditions.

JPMorgan Chase Bank, N.A. acted as arranger for the Credit Agreement and J.P. Morgan Securities LLC acted as sole placement agent for the equity issuance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: whether the Company is able to satisfy the conditions to closing under the new senior secured credit facilities; global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the recapitalization and other related transactions; whether the recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as may be updated from time to time in the Company’s other SEC filings.

There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund.

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About Sculptor Capital Management

Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of September 1, 2020, Sculptor Capital had approximately $36.1 billion in assets under management. For more information, please visit Sculptor Capital’s website (www.sculptor.com).

Investor Relations Contact	Media Relations Contacts
Elise King	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@sculptor.com	+1-212-257-4170 jg@gasthalter.com

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